Contact:
Euronet Worldwide, Inc.
Stephanie Taylor
+1-913-327-4200

Euronet Worldwide Reports First Quarter 2025 Financial Results - Highlighted by 18% Operating Income Growth
  Record first quarter results - revenue, operating income and adjusted EBITDA
  Operating margin expansion of 80 basis points
  Continued expansion of its leading cross border payments network
LEAWOOD, KANSAS, USA - April 23, 2025 - Euronet Worldwide, Inc. (“Euronet” or the “Company”) (NASDAQ: EEFT), a leading global financial technology solutions and payments provider, reports first quarter 2025 financial results.
Euronet reports the following consolidated results for the first quarter 2025 compared with the same period of 2024:

•	Revenues of $915.5 million, a 7% increase from $857.0 million (9% increase on a constant currency[1] basis).
•	Operating income of $75.2 million, an 18% increase from $64.0 million (22% increase on a constant currency basis).
•	Adjusted operating income[2] of $75.2 million, an 18% increase from $63.6 million ( 23% increase on a constant currency basis).
•	Adjusted EBITDA[3] of $118.7 million, a 9% increase from $108.8 million (12% increase on a constant currency basis).
•	Net income attributable to Euronet of $38.4 million, or $0.85 diluted earnings per share, compared with $26.2 million, or $0.55 diluted earnings per share.
•	Adjusted earnings per share[4] of $1.13 ($1.33 excluding a one-time operating tax charge of $0.20 per share) compared to $1.28 ($1.13 excluding a one-time operating tax benefit of $0.15 per share).

See the reconciliation of non-GAAP items in the attached financial schedules.

"I am pleased that we achieved double-digit constant currency growth in adjusted operating income and adjusted EBITDA, highlighted by an 18% increase in adjusted operating income over the prior year. All segments contributed to the strong earnings.  Moreover, the contribution of double-digit earnings growth reflects the strength of our strategic focus on our global payment network which concentrates on high value, digital payments complemented by cross-border transactions.  On an apples-to-apples basis our adjusted EPS of $1.33 increased 18% from $1.13 in the first quarter of 2024," stated Michael J. Brown, Euronet's Chairman and Chief Executive Officer.

"I would offer that we do not see any direct impacts on our business as a result of the recent United States' tariff actions.  With a good start to the year together with our diversified global business, we are reaffirming our expectation to produce 12% to 16% earnings growth for the year," continued Mr. Brown.

Segment and Other Results

The EFT Processing Segment reports the following results for the first quarter 2025 compared with the same period or date in 2024:

•	Revenues of $232.5 million, a 7% increase from $217.2 million (10% increase on a constant currency basis).
•	Operating income of $23.3 million, an 8% increase from $21.5 million (13% increase on a constant currency basis).
•	Adjusted Operating income of $23.3 million, a 10% increase from $21.1 million 15% increase on a constant currency basis).
•	Adjusted EBITDA of $47.6 million, a 6% increase from $44.7 million (10% increase on a constant currency basis).
•	Transactions of 3,463 million, a 38% increase from 2,502 million.
•	Total of 55,512 installed ATMs as of March 31, 2025, a 5% increase from 53,029. We operated 51,875 active ATMs as of March 31, 2025, a 5% increase from 49,290 as of March 31, 2024.

Constant currency revenue, operating income, and adjusted EBITDA growth in the first quarter 2025 was driven by market expansion, growth across most existing markets and the addition of access fees and interchange fees in certain markets.

Moreover, the EFT Processing Segment launched operations in two additional countries -- Dominican Republic and Peru.

Transaction growth outpaced revenue growth due to continued growth in high-volume low-value transactions in India.

The epay Segment reports the following results for the first quarter 2025 compared with the same period or date in 2024:

•	Revenues of $267.4 million, a 4% increase from $257.1 million (8% increase on a constant currency basis).
•	Operating income of $26.8 million, a 1% increase from $26.6 million (5% increase on a constant currency basis).
•	Adjusted EBITDA of $28.4 million, consistent with prior year (5% increase on a constant currency basis).
•	Transactions of 1,134 million, a 19% increase from 953 million.
•	POS terminals of approximately 735,000 as of March 31, 2025, consistent with prior year.
•	Retailer locations of approximately 358,000 as of March 31, 2025, a 4% from 345,000.

Constant currency revenue growth was driven by continued payments, digital media and mobile growth. Operating income and adjusted EBITDA growth did not keep pace with revenue growth due to the payment of $4.5 million to resolve a non-recurring, multi-year operating tax matter during the quarter. Excluding this item, adjusted operating income would have grown 22% over the first quarter 2024 - reflecting the benefit of revenue growth and effective expense management.

epay's transactions benefited as well from the continuation of strong growth in high-volume low-value transactions in India.

The Money Transfer Segment reports the following results for the first quarter 2025 compared with the same period or date in 2024:

•	Revenues of $417.7 million, a 9% increase from $384.6 million (10% increase on a constant currency basis).
•	Operating income of $45.1 million, a 21% increase from $37.2 million (23% increase on a constant currency basis).
•	Adjusted EBITDA of $51.3 million, a 15% increase from $44.5 million (17% increase on a constant currency basis).
•	Total transactions of 44.6 million, a 10% increase from 40.6 million.
•	Network locations of approximately 624,000 as of March 31, 2025, a 7% increase from approximately 583,000.

Constant currency revenue growth was primarily driven by double-digit growth in cross-border transactions, partially offset by a decrease in intra-US transactions. Direct-to-consumer digital transactions grew by 31%, reflecting strong consumer demand for digital products. Operating income and Adjusted EBITDA growth outpaced revenue growth due to gross margin expansion, leverage of scale and effective expense management.

Additionally, the Money Transfer segment continued to expand its industry leading global payments network to now reach 4.0 billion bank accounts, 3.2 billion wallet accounts and 624,000 payment locations.

Corporate and Other reports $20.0 million of expense for the first quarter 2025 compared with $21.3 million for the first quarter 2024. The decrease in corporate expenses is largely from the decrease in long-term share-based compensation.

Balance Sheet and Financial Position
Unrestricted cash and cash equivalents on hand was $1,393.6 million as of March 31, 2025, compared to $1,278.8 million as of December 31, 2024. Total indebtedness was $2,202.5 million as of March 31, 2025, compared to $1,949.8 million as of December 31, 2024. Availability under the Company's revolving credit facilities was approximately $623.1 million as of March 31, 2025. The change in net debt are the result of share repurchases, the repurchase of the convertible notes, and working capital fluctuations, partially offset by cash generated from operations.

The Company repurchased 0.6 million shares for $59.6 million during the First quarter, which will improve earnings per share by 1% for future periods.

During the quarter, Euronet repurchased $492 million of convertible notes.

Non-GAAP Measures
In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as constant currency financial measures, operating income, adjusted EBITDA, and adjusted earnings per share. These measures should be used in addition to, and not a substitute for, revenues, operating income, net income and earnings per share computed in accordance with U.S. GAAP. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. These non-GAAP measures are also an integral part of the Company's internal reporting and performance assessment for executives and senior management. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

The Company does not provide a reconciliation of its forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for GAAP and the related GAAP and non-GAAP reconciliation, including adjustments that would be necessary for foreign currency exchange rate fluctuations and other charges reflected in the Company's reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

(1) Constant currency financial measures are computed as if foreign currency exchange rates did not change from the prior period. This information is provided to illustrate the impact of changes in foreign currency exchange rates on the Company's results when compared to the prior period.

(2) Adjusted operating income is defined as operating income excluding non-cash purchase accounting adjustments.  Adjusted operating income represents a performance measure and is not intended to represent a liquidity measure.

(3) Adjusted EBITDA is defined as net income excluding, to the extent incurred in the period, interest expense, income tax expense, depreciation, amortization, share-based compensation and other non-cash purchase accounting adjustment, non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA represents a performance measure and is not intended to represent a liquidity measure.

(4) Adjusted earnings per share is defined as diluted U.S. GAAP earnings per share excluding, to the extent incurred in the period, the tax-effected impacts of: a) foreign currency exchange gains or losses, b) share-based compensation, c) acquired intangible asset amortization, d) non-cash income tax expense, e) non-cash purchase accounting adjustment f) non-cash investment gain g) other non-operating or non-recurring items and h) dilutive shares relate to the Company's convertible bonds. Adjusted earnings per share represents a performance measure and is not intended to represent a liquidity measure.

Conference Call and Slide Presentation

Euronet Worldwide will host an analyst conference call on April 24, 2025, at 9:00 a.m. Eastern Time to discuss these results. The call may also include discussion of Company developments on the Company's operations, forward-looking information, and other material information about business and financial matters. To listen to the call via telephone please register at Euronet Worldwide First Quarter 2025 Earnings Call. The conference call will also be available via webcast at http://ir.euronetworldwide.com. Participants should register at least five minutes prior to the scheduled start time of the event. A slideshow will be included in the webcast.

A webcast replay will be available beginning approximately one hour after the event at http://ir.euronetworldwide.com and will remain available for one year.

About Euronet Worldwide, Inc.
Starting in Central Europe in 1994 and growing to a global real-time digital and cash payments network with millions of touchpoints today, Euronet now moves money in all the ways consumers and businesses depend upon. This includes money transfers, credit/debit card processing, ATMs, POS services, branded payments, foreign currency exchange and more. With products and services in more than 200 countries and territories provided through its own brand and branded business segments, Euronet and its financial technologies and networks make participation in the global economy easier, faster and more secure for everyone.

A leading global financial technology solutions and payments provider, Euronet has developed an extensive global payments network that includes 55,512 installed ATMs, approximately 1,214,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 69 countries; card software solutions; a prepaid processing network of approximately 735,000 POS terminals at approximately 358,000 retailer locations in 64 countries; and a global money transfer network of approximately 624,000 locations serving - countries and territories. Euronet serves clients from its corporate headquarters in Leawood, Kansas, USA, and 67 worldwide offices. For more information, please visit the Company's website at www.euronetworldwide.com.

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including impacts from pandemics; inflation; the war in the Ukraine and the related economic sanctions and tariffs; military conflicts in the Middle East; our ability to successfully integrate any acquired operations; economic conditions in specific countries and regions; technological developments affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and privacy; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing (including fluctuations in interest rates), availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

EURONET WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(in millions)

	As of
	March 31,	As of
	2025	December 31,
	(unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,393.6	$1,278.8
ATM cash	700.3	643.8
Restricted cash	10.8	9.2
Settlement assets	1,418.6	1,522.7
Trade accounts receivable, net	330.5	284.9
Prepaid expenses and other current assets	319.9	297.1
Total current assets	4,173.7	4,036.5

Property and equipment, net	337.4	329.7
Right of use lease asset, net	146.1	132.1
Goodwill and acquired intangible assets, net	1,070.9	1,048.1
Other assets, net	325.4	288.1
Total assets	$6,053.5	$5,834.5

LIABILITIES AND EQUITY
Current liabilities:
Settlement obligations	$1,418.6	$1,522.7
Accounts payable and other current liabilities	843.6	841.0
Current portion of operating lease liabilities	50.8	48.3
Short-term debt obligations	295.4	814.0
Total current liabilities	2,608.4	3,226.0

Debt obligations, net of current portion	1,906.0	1,134.4
Operating lease liabilities, net of current portion	97.8	87.4
Capital lease obligations, net of current portion	1.1	1.4
Deferred income taxes	57.3	71.8
Other long-term liabilities	81.2	84.3
Total liabilities	4,751.8	4,605.3
Equity	1,301.7	1,229.2
Total liabilities and equity	$6,053.5	$5,834.5

EURONET WORLDWIDE, INC.
Consolidated Statements of Operations
(unaudited - in millions, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$915.5	$857.0

Operating expenses:
Direct operating costs	561.0	533.7
Salaries and benefits	164.1	154.7
Selling, general and administrative	83.0	71.9
Depreciation and amortization	32.2	32.7
Total operating expenses	840.3	793.0
Operating income	75.2	64.0

Other income (expense):
Interest income	5.3	5.7
Interest expense	(19.4)	(14.9)
Foreign currency exchange (loss)	(18.1)	(12.5)
Other income (expense)	2.5	(0.1)
Total other income (expense), net	(29.7)	(21.8)
Income before income taxes	45.5	42.2

Income tax expense	(7.1)	(16.0)

Net income	38.4	26.2
Net loss attributable to non-controlling interests	—	—
Net income attributable to Euronet Worldwide, Inc.	$38.4	$26.2
Add: Interest expense from assumed conversion of convertible notes, net of tax	1.0	0.9
Net income for diluted earnings per share calculation	$39.4	$27.1
Earnings per share attributable to Euronet
Worldwide, Inc. stockholders - diluted	$0.85	$0.55

Diluted weighted average shares outstanding	46,239,523	48,962,583

EURONET WORLDWIDE, INC.
Reconciliation of Net Income to Operating Income (Expense) to Adjusted Operating Income (Expense) and Adjusted EBITDA
(unaudited - in millions)

	Three months ended March 31, 2025

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$38.4

Add: Income tax expense					7.1
Add: Total other expense, net					29.7

Operating income (expense)	$23.3	$26.8	$45.1	$(20.0)	$75.2
Add: Depreciation and amortization	24.3	1.6	6.1	0.2	32.2
Add: Share-based compensation	—	—	0.1	11.2	11.3
Earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA)	$47.6	$28.4	$51.3	$(8.6)	$118.7

	Three months ended March 31, 2024

	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated

Net income					$26.2

Add: Income tax expense					16.0
Add: Total other expense, net					21.8

Operating income (expense)	$21.5	$26.6	$37.2	$(21.3)	$64.0
Less: Non-cash purchase accounting adjustment	(0.4)	—	—	—	(0.4)
Adjusted operating income (1)	21.1	26.6	37.2	(21.3)	63.6
Add: Depreciation and amortization	23.6	1.7	7.3	0.1	32.7
Add: Share-based compensation	—	—	—	12.5	12.5
Earnings before interest, taxes, depreciation, amortization and share-based compensation, non-cash purchase accounting adjustment (Adjusted EBITDA)	$44.7	$28.3	$44.5	$(8.7)	$108.8

(1) Adjusted operating income and Adjusted EBITDA are non-GAAP measures that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Earnings per Share
(unaudited - in millions, except share and per share data)

	Three Months Ended
	March 31,
	2025	2024

Net income attributable to Euronet Worldwide, Inc.	$38.4	$26.2

Foreign currency exchange loss	18.1	12.5
Intangible asset amortization(1)	4.5	5.5
Non-cash purchase accounting adjustment(2)	—	(0.4)
Share-based compensation(3)	11.3	12.5
Income tax effect of above adjustments(4)	—	0.6
Non-cash investment gain(5)	(3.0)	—
Non-cash GAAP tax expense (benefit)(6)	(19.3)	2.5

Adjusted earnings(7)	$50.0	$59.4

Adjusted earnings per share - diluted(7)	$1.13	$1.28

Diluted weighted average shares outstanding (GAAP)	46,239,523	48,962,583
Effect of adjusted EPS dilution of convertible notes	(2,347,536)	(2,781,818)
Effect of unrecognized share-based compensation on diluted shares outstanding	371,757	355,219
Adjusted diluted weighted average shares outstanding	44,263,744	46,535,984

(1) Intangible asset amortization of $4.5 million and $5.5 million are included in depreciation and amortization expense of $32.2 million and $32.7 million for both the three months ended March 31, 2025 and March 31, 2024, in the consolidated statements of operations.
(2) Non-cash purchase accounting expense adjustment of $0.4 million is included in operating income for the three months ended March 31, 2024, in the consolidated statement of operations.
(3) Share-based compensation of $11.3 million and $12.5 million are included in salaries and benefits expense of $164.1 million and $154.7 million for the three months ended March 31, 2025 and March 31, 2024, respectively, in the consolidated statements of operations.

(4) Adjustment is the aggregate U.S. GAAP income tax effect on the preceding adjustments determined by applying the applicable statutory U.S. federal, state and/or foreign income tax rates.

(5) Non-cash investment gain of $3.0 million is included in other income in the consolidated statement of operations.

(6) Adjustment is the non-cash GAAP tax impact recognized on certain items such as the utilization of certain material net deferred tax assets and amortization of indefinite-lived intangible assets.
(7) Adjusted earnings and adjusted earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.